                                  Exhibit 99.1
                                                         Georgetown Savings Bank
                                                         ------Since 1868-------

                                                          We can take you there!
PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com
                                                    ----------------------------

                            Georgetown Bancorp, Inc.
                Reports Results for Quarter Ended March 31, 2006

         GEORGETOWN, MASSACHUSETTS, April 28, 2006 -
         Georgetown Bancorp, Inc. (OTCBB: GTWN ) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported a net loss for the three months ended March 31, 2006 of $66,000 or $.02 per basic and diluted share versus net income of $66,000 for the three months ended March 31, 2005. The net loss for the nine months ended March 31, 2006 was $89,000 or $.03 per basic and diluted share versus net income of $377,000 for the nine months ended March 31, 2005. Earnings per share data is not presented for periods ended March 31, 2005, as shares were not issued until January 5, 2005.

         Robert E. Balletto, President and Chief Executive Officer, said, " As expected, the Company's profitability continued to be negatively affected by the current interest rate environment and operating costs associated with the newly opened North Andover branch. It is anticipated that these factors will continue to adversely impact future quarterly earnings until the North Andover office reaches a profitable deposit level. We continue to remain focused on and committed to our long-term strategy of growth through expansion of our branch network, increased emphasis on commercial banking and the development of new products and services leading to increased shareholder value."

         Net interest income decreased $119,000, or 10.5% to $1.0 million for the three months ended March 31, 2006, from $1.1 million for the same period in 2005. This decrease in net interest income was primarily a result of the decrease in net interest margin to 2.62% during the three months ended March 31, 2006, from 3.04% for the same period in 2005. Net interest income decreased $92,000, or 2.8% to $3.1 million for the nine months ended March 31, 2006, from $3.2 million for the same period in 2005. This decrease in net interest income was a result of a decrease in net interest margin to 2.73% during the nine months ended March 31, 2006, from 3.09% for the same period in 2005, partially offset by the $6.0 million, or 38.0%, increase in net average interest-earning assets to $21.9 million for the nine months ended March 31, 2006, from $15.9 million during the same period in 2005.

         The Company made no provision for loan losses for the three months ended March 31, 2006 compared to a provision of $30,000 for the three months ended March 31, 2005. The provision for loan losses for the nine months ended March 31, 2006 was $58,000 compared to $66,000 for the same period in 2005.

         Non-interest income for the three months and nine months ended March 31, 2006 was $134,000 and $350,000, respectively, compared to $100,000 and
$296,000 for the same periods in 2005. The increases were primarily due to income from the Company's investment services program.

         Non-interest expense for the three months ended March 31, 2006 increased $143,000 or 12.9% to $1.3 million compared to $1.1 million for the same period in 2005. The increase was primaily due to additional operating expenses related to the North Andover office. Non-interest expense for the nine months ended March 31, 2006 increased $685,000 or 23.8% to $3.6 million compared to $2.9 million for the same period in 2005. The increase in non-interest expense was primarily due to new expenses associated with being a public company and additional operating expenses related to the North Andover office.

         Total assets increased by $7.5 million, or 4.7%, to $166.5 million at March 31, 2006 from $159.0 million at June 30, 2005. Net loans receivable increased $4.8 million, to $119.5 million at March 31, 2006, from $114.8 million at June 30, 2005. Total interest earning assets increased $6.0 million or 4.0% to $156.6 million at March 31, 2006, from $150.6 million at June 30, 2005.

         Total deposits increased $3.3 million or 3.7%, to $93.7 million at March 31, 2006 from $90.3 million at June 30, 2005.

         Total borrowings from the Federal Home Loan Bank increased $5.1 million or 11.0%, to $52.0 million at March 31, 2006 from $46.8 million at June 30, 2005.

         Total stockholders' equity at March 31, 2006 and June 30, 2005 was $18.9 million and $19.3 million, respectively, representing 11.38% and 12.13% of total assets at those dates. The decrease in total stockholders' equity was primarily due to the impact of adjusting the market value of available for sale securities due to market interest rate changes and the net loss for the period.

                            GEORGETOWN BANCORP, INC.
                        STATEMENTS OF FINANCIAL CONDITION
          ------------------------------------------------------------
                                   (unaudited)
                                     ASSETS

                                                                   At                 At
                                                                March 31,           June 30,
                                                                  2006               2005
                                                            ----------------   ----------------
                                                             (In thousands)     (In thousands)
Cash and due from banks                                     $         2,878    $         1,887
Short-term investments                                                4,045              3,191
                                                            ----------------   ----------------
               Total cash and cash equivalents                        6,923              5,078

Securities available for sale, at fair value                         19,039             16,814
Securities held to maturity, at amortized cost                       10,228             12,380
Federal Home Loan Bank stock, at cost                                 2,784              2,526
Loans, net of allowance for loan losses of $947,000
  at March 31, 2006 and $882,000 at June 30, 2005                   119,543            114,781
Premises and equipment, net                                           5,317              4,885
Accrued interest receivable                                             678                680
Bank-owned life insurance                                             1,200              1,166
Other assets                                                            810                717
                                                            ----------------   ----------------

               Total assets                                 $       166,522    $       159,027
                                                            ================   ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                    $        93,654    $        90,336
Short-term borrowings                                                19,025             28,350
Long-term Federal Home Loan Bank advances                            32,933             18,468
Securities sold under agreements to repurchase                          714                989
Mortgagors' escrow accounts                                             317                268
Accrued expenses and other liabilities                                  930              1,331
                                                            ----------------   ----------------
                                Total liabilities                   147,573            139,742
                                                            ----------------   ----------------

Stockholders' equity:
Preferred stock, $0.10 par value per share:  1,000,000
  shares authorized; none outstanding                                     -                  -
Common Stock, $0.10 par value per share: 10,000,000
  shares authorized; 2,777,250 shares issued and outstanding            278                278
Additional paid-in capital                                           11,452             11,452
Retained earnings                                                     8,289              8,383
Accumulated other comprehensive loss                                   (309)               (17)
Unearned compensation - ESOP                                           (761)              (811)
                                                            ----------------   ----------------
               Total stockholders' equity                            18,949             19,285
                                                            ----------------   ----------------

               Total liabilities and stockholders' equity   $       166,522    $       159,027
                                                            ================   ================

                            GEORGETOWN BANCORP, INC.
                            STATEMENTS OF OPERATIONS
                ------------------------------------------------
                                   (unaudited)

                                                               Three Months Ended                       Nine Months Ended
                                                         March 31,           March 31,            March 31,          March 31,
                                                           2006                2005                 2006               2005
                                                     -----------------   -----------------    -----------------  -----------------
                                                                (In thousands)                           (In thousands)
Interest and dividend income:
    Loans, including fees                                     $ 1,676             $ 1,487              $ 4,904            $ 4,304
    Investment interest and dividends                             355                 276                1,035                792
    Short-term investments                                         40                  64                  100                101
                                                     -----------------   -----------------    -----------------  -----------------
               Total interest and dividend income               2,071               1,827                6,039              5,197
                                                     -----------------   -----------------    -----------------  -----------------

Interest expense:
    Deposits                                                      498                 337                1,357              1,022
    Federal Home Loan Bank advances                               558                 356                1,541                941
    Securities sold under agreements to repurchase                  2                   2                    5                  6
                                                     -----------------   -----------------    -----------------  -----------------
               Total interest expense                           1,058                 695                2,903              1,969
                                                     -----------------   -----------------    -----------------  -----------------

Net interest income                                             1,013               1,132                3,136              3,228
Provision for loan losses                                           -                  30                   58                 66
                                                     -----------------   -----------------    -----------------  -----------------
Net interest income, after provision for loan losses            1,013               1,102                3,078              3,162
                                                     -----------------   -----------------    -----------------  -----------------

Non-interest income:
    Customer service fees                                         115                  83                  297                237
    Loss on sale of securities available for sale                   -                   -                    -                 (2)
    Income from bank-owned life insurance                          11                  11                   34                 33
    Other                                                           8                   6                   19                 28
                                                     -----------------   -----------------    -----------------  -----------------
               Total non-interest income                          134                 100                  350                296
                                                     -----------------   -----------------    -----------------  -----------------

Non-interest expenses:
    Salaries and employee benefits                                740                 574                2,019              1,513
    Occupancy and equipment expenses                              235                 170                  577                474
    Data processing expenses                                       36                  73                  160                217
    Professional fees                                              77                 105                  273                189
    Advertising expense                                            35                  33                  136                 88
    Other general and administrative expenses                     129                 154                  408                407
                                                     -----------------   -----------------    -----------------  -----------------
               Total non-interest expenses                      1,252               1,109                3,573              2,888
                                                     -----------------   -----------------    -----------------  -----------------

(Loss) income before income taxes                                (105)                 93                 (145)               570

Income tax (benefit) expense                                      (39)                 27                  (56)               193
                                                     -----------------   -----------------    -----------------  -----------------

Net (loss) income                                               $ (66)               $ 66                $ (89)             $ 377
                                                     =================   =================    =================  =================

Net loss per share:
Basic and diluted                                              ($0.02)         N/A                      ($0.03)        N/A


Basic and diluted weighted average shares outstanding       2,700,077                                2,698,395

About Georgetown Savings Bank
-----------------------------

Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA, North Andover, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.


Forward-looking statements
--------------------------

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END